SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of February 15, 2005 by and among SYNALLOY CORPORATION, a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower," and individually and collectively, jointly and severally, as "Borrowers"), and WELLS FARGO FOOTHILL, INC., formerly known as Foothill Capital Corporation, a California corporation ("Lender").

WITNESSETH:

WHEREAS, Borrowers and Lender are parties to that certain Loan and Security Agreement dated as of July 26, 2002, as amended by that certain First Amendment to Loan and Security Agreement dated as of January 28, 2003, as further amended by that certain Second Amendment to Loan and Security Agreement and Consent dated as of July 24, 2003, as further amended by that certain Third Amendment to Loan and Security Agreement dated as of July 12, 2004, as further amended by that certain Fourth Amendment to Loan and Security Agreement dated as of September 8, 2004 and as further amended by that certain Fifth Amendment to Loan and Security Agreement and Consent dated as of January 31, 2005 (as may be further amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Loan Agreement); and

WHEREAS, Borrowers and Lender have agreed to amend certain terms and conditions of the Loan Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  AMENDMENT TO THE LOAN AGREEMENT  .

  Amendment to Article 8 of the Loan Agreement. Article 8 of the Loan Agreement, Events of Default, is hereby amended by deleting Section 8.2 of such Article in its entirety and by substituting the following in lieu thereof:

  "8.2 (a) If Borrowers or any Guarantor, as applicable, fail to perform, keep or observe any term, provision or covenant or agreement contained in Sections 6.3(iii) (Financial Statements, Reports, Certificates), 6.5 (Allowances), and 6.10 (Compliance with Laws), and such failure continues for a period of 5 Business Days, or (b) if Borrowers or any Guarantor, as applicable, fail to perform, keep, or observe any term, provision, covenant, or agreement contained in this Agreement or in any of the other Loan Documents, or in any other present or future agreement between Borrowers or any Guarantor and Lender; in each case, other than any such term, provision, covenant, or agreement that is the subject of another provision of this Article 8, in which event such other provision of this Article 8 shall govern; provided, that during any period of time that any such failure or non-performance of Borrowers or any Guarantor, as applicable, referred to in this paragraph exists, even if such failure or non-performance is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, at the option of Lender, Lender shall not be required during such period to make Advances to Borrowers;"

  NO OTHER AMENDMENTS AND WAIVERS  .

  Except as otherwise expressed herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents. Except for the amendments and waiver set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Borrower hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification of the Loan Agreement or a course of dealing with Lender at variance with the Loan Agreement such as to require further notice by Lender to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein. Each Borrower acknowledges and expressly agrees that Lender reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents. Borrowers have no knowledge of any challenge to Lender's claims arising under the Loan Documents or the effectiveness of the Loan Documents.

  CONDITIONS PRECEDENT TO EFFECTIVENESS  .

  This Amendment shall become effective and be deemed effective upon Lender's receipt of each of the following in form and substance acceptable to Lender:

      counterparts of this Amendment duly executed by Borrowers and Lender; and

      such other information, documents, instruments or approvals as Lender or Lender's counsel may reasonably require.

  REPRESENTATIONS AND WARRANTIES OF BORROWERS  .

  Each Borrower represents and warrants to Lender as follows:

      Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

      The execution, delivery, and performance by each Borrower of this Amendment and the Loan Documents to which it is a party, as amended hereby, are within such Borrower's corporate or partnership authority, have been duly authorized by all necessary corporate or partnership action and do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's shareholders, partners, or members or any approval or consent of any Person under any material contractual obligation of any Borrower.

      The execution, delivery, and performance by each Borrower of this Amendment and the Loan Documents to which it is a party, as amended hereby, do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

      This Amendment and each other Loan Document to which each Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

      No Default or Event of Default is existing.

  MISCELLANEOUS  .

      Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or by email transmission of an Adobe portable document format file (also known as a "PDF file") shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or by email also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

      Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement" "thereunder," "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

      Costs, Expenses and Taxes. Borrowers agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities hereunder and thereunder.

      Governing Law. The validity of this Amendment, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of Georgia, without regard to the conflicts of law principles thereof.

      Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

[SIGNATURES OMITTED]